UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2017

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KULICKE AND SOFFA INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

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Pennsylvania	000-00121	23-1498399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

23A Serangoon North Avenue 5, #01-01 K&S Corporate Headquarters, Singapore	554369
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 784-6000

N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
Kulicke and Soffa Industries, Inc. (the “Company”) held its Annual Meeting of Shareholders on March 14, 2017 (the “2017 Annual Meeting”).
The Company’s shareholders elected Mr. Garrett E. Pierce and Mr. Chin Hu Lim as directors to serve until the 2021 Annual Meeting of Shareholders. The votes were cast as follows:

	For	Withhold	Broker Non-Votes
Garrett E. Pierce	33,635,263	20,963,092	8,735,293
Chin Hu Lim	53,930,579	667,776	8,735,293
The Company’s shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2017. The votes were cast as follows:

For	Against	Abstain
40,080,470	23,202,650	50,528
The Company’s shareholders approved the Company's 2017 Equity Plan. The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
52,146,816	2,327,678	123,861	8,735,293
The Company’s shareholders approved, on a non-binding basis, the overall compensation of the Company’s named executive officers as described in the Compensation Discussion and Analysis and the accompanying tabular and narrative disclosure included in the Company’s Proxy Statement for the 2017 Annual Meeting. The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
53,179,729	1,227,027	191,599	8,735,293
The Company’s shareholders approved, on a non-binding basis, the frequency where shareholders will vote to approve the compensation of the Company’s named executive officers as described in the Company’s Proxy Statement. The votes were cast as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
43,062,411	77,782	11,368,963	89,199	8,735,293

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KULICKE AND SOFFA INDUSTRIES, INC.

Date: March 15, 2017	By:	/s/ Jonathan H. Chou
	Name:	Jonathan H. Chou
	Title:	Executive Vice President and Chief Financial Officer